                                                                Exhibit No. 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We hereby consent to the inclusion in this Registration Statement on Form S-1, of our audit report, dated May 11, 2000, except for Note 16, which is as of June 9, 2000 on the consolidated financial statements of GreyStone Digital Technology, Incorporated ("GreyStone") as of March 31, 2000 and 1999 and for the years ended March 31, 2000, 1999 and 1998. We also consent to the reference to our firm under the caption, "Experts", in the Prospectus of the Registration Statement.

                                                       /s/ J.H. COHN LLP

San Diego, California
July 21, 2000